SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-k

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 28, 2004

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                       1-11596                     58-1954497
        --------                       -------                     ----------
(State or other jurisdiction    (Commission File Number)         (IRS Employer
 of incorporation)                                           Identification No.)

1940 N. W. 67th Place, Suite A, Gainesville, Florida                   32653
----------------------------------------------------                 ----------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code (352) 373-4200

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

      The Registrant previously disclosed in its Form 10-K for the year ended December 31, 2003, that during January 2004, the U.S. Environmental Protection Agency ("EPA") issued to Perma-Fix of Dayton, Inc. ("PFD"), a wholly owned subsidiary of the Registrant, a Notice of Findings of Violations ("Findings") alleging that PFD committed numerous violations of the Clean Air Act (the "Act") or regulations thereunder, and, although EPA did not assert any penalties or fines in the Findings, they did, however, specify that EPA had several enforcement options, including issuing an administrative penalty order or bringing judicial action against PFD. PFD has had numerous meetings with EPA regarding this matter. On September 28, 2004, PFD received an Administrative Compliance Order ("Order"), dated September 21, 2004, from EPA alleging that PFD was a "major source" of hazardous air pollutants and, as a major source, PFD was required to have obtained a Title V air permit, and thereby was not in compliance with provisions of the Act and/or regulations thereunder applicable to a major source. The Order further provides that PFD has six months from the effective date of the Order, to develop, submit, obtain and comply with numerous costly and burdensome compliance initiatives applicable to one that is a major source of hazardous air pollutants and to submit an application to the State of Ohio for a Title V Air permit. The Order does not assert any penalties or fines but provides that PFD is not absolved of any liabilities, including liability for penalties, for the alleged violations cited in the Order, and that failure to comply with the Order may subject PFD to penalties up to $32,500 per day for each violation. PFD has 10 days from the receipt of the Order to request a conference with EPA regarding the Order, which PFD intends to do. The Registrant and PFD have retained environmental consultants who have advised the Registrant and PFD that, based on the tests that they have performed, the enviromental consultants do not believe that PFD is a major source of hazardous air pollutants. The Registrant and PFD have been further advised by counsel that if PFD is not a major source of hazardous air pollutants, PFD would not be required to obtain a Title V air permit, would not have violated the provisions of the Act alleged in the Order and would not be required to comply with the costly and burdensome compliance initiatives contained in the Order. Further, the Company and PFD have been further advised that the Order may violate certain constitutional issues involving due process based on a recent decision by the United States Court of Appeals, 11th Circuit. A determination that PFD was a major source of hazardous air pollutants and required to comply with the Order, such could have a material adverse effect on the Registrant. The Registrant and PFD intend that PFD will vigorously defend itself in connection with this matter.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     PERMA-FIX ENVIRONMENTAL
                                                     SERVICES, INC.

                                                     By: /s/ Richard T. Kelecy
                                                         -----------------------
                                                         Richard T. Kelecy
                                                         Chief Financial Officer
Dated:  October 4, 2004